UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________________

FORM 8-K
________________________

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2007

EDULINK, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-29953	95-4562316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Wilshire Blvd., Second Floor, Santa Monica, California	90401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(310) 242-7800

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Form 8-K is filed to report the mutual rescission of the Stock Purchase Agreement and Share Exchange dated August 10, 2006 between Edulink, Inc., certain Edulink Shareholders, Mega Media Group, Inc. (“MMG”) and certain MMG Shareholders. As a result of this mutual rescission, we are unwinding the reverse merger which closed on August 11, 2006 and the transactions contemplated thereby as if they never occurred. MMG is not our wholly-owned subsidiary.

Except as otherwise required by the context, all references in this report to "we", "us”, "our", “EduLink”, “MYIQ” or "Company" refer to EduLink, Inc., a Nevada corporation.

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 1.01	Entry Into a Material Definitive Agreement.

On March 12, 2007, Edulink, Inc., a Nevada corporation (“Edulink”), certain Edulink shareholders, Mega Media Group, Inc., a New York Corporation (“MMG”), and MMG shareholders, entered into a Mutual Rescission and Release Agreement (the “Rescission Agreement”) whereby the parties mutually agreed to rescind the Stock Purchase Agreement and Share Exchange (the “Exchange Agreement”) dated August 10, 2006, and unwind the reverse merger. The Board of Directors of each of Edulink and Mega Media have each mutually agreed to and determined that is fair to and in the best interests of their respective corporations and shareholders to rescind the Exchange Agreement and unwind the reverse merger and the transactions contemplated thereby as if they never occurred, upon the terms and subject to the conditions set forth in this Rescission Agreement. A majority of EduLink’s shareholders and all of MMG’s shareholders have also approved the Rescission Agreement.

Pursuant to the Rescission Agreement, EduLink returned to the MMG shareholders all shares acquired under the Exchange Agreement and all properties received from either party, including certain EduLink shareholder proxies, pursuant to the Exchange Agreement have been returned to the respective party. The financing transaction disclosed on Form 8-K filed August 16, 2006, whereby we entered into a Securities Purchase Agreement with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC for the sale of an aggregate of (i) $1,500,000 in callable convertible secured notes and (ii) warrants to purchase 50,000,000 shares of our common stock has been assumed by MMG and will not be reflected in our financial statements. No shares were ever issued to the MMG shareholders under the Exchange Agreement. The board of directors and executive officers appointed pursuant to the Exchange Agreement do not have a control position in EduLink. Michael Rosenfeld is our sole officer and director. We do not operate our business through MMG. Consequently, the reverse merger, and any actions taken by the Company subsequent to the reverse merge, including those actions set forth in the Definitive Information Statement filed January 9, 2007, is null and void as if it never occurred, MMG is not now and has never been a subsidiary of us, and the parties are returned to their respective positions immediately prior to the Exchange Agreement and reverse merger. Except for our SEC filings on November 1, 2006, the financial statements and information contained in the filings from August 14, 2006 through January 9, 2007 should not be relied upon.

Item 5.06	Change in Shell Company Status.

As a result of the Rescission Agreement, we remain a shell company. Item 1.01 is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Title of Document	Location
10.1
Stock Purchase Agreement and Share Exchange dated August 10, 2006 by and among Edulink, Inc., Mega Media Group, Inc. and their respective Shareholders (Incorporated by reference as Exhibit 10.1 to Form 8-K filed August 18, 2006
Incorporated by reference as Exhibit 10.1 to Form 8-K filed August 18, 2006

10.2	Mutual Rescission and Release Agreement dated March 12, 2007	Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDULINK, INC.

Date: March 14, 2007	By:	/s/ Michael Rosenfeld
MICHAEL ROSENFELD
Title: Chief Executive Officer